Exhibit 10.2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (the “Stockholders Agreement”), dated as of December 30, 2014, is by and among the entity holding shares of Aventine Renewable Energy Holdings, Inc. as set forth in the signature pages hereto (the “Stockholder”) and Pacific Ethanol, Inc., a Delaware corporation (“Parent”).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Stockholders Agreement, Parent, AVR Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Sub”), and Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, which provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Merger Agreement;

WHEREAS, the Stockholder holds of record and owns beneficially the number of shares of the Company’s capital stock set forth on Exhibit A, certain of which shares, as noted on Exhibit A, are subject to pending sales by the Stockholder to a third party pursuant to one or more transfer agreements entered into prior to the date hereof (collectively, the “Third Party Transfers”);

WHEREAS, the Stockholder wishes to enter into this Stockholders Agreement solely with respect to its Pro Rata Share of an aggregate 51% of the issued and outstanding shares of capital stock of the Company (the Stockholder’s shares described herein, collectively, the “Shares,” are set forth on Exhibit B); for purposes of this Stockholders Agreement, “Pro Rata Share” means, as to the Stockholder, a fraction, (i) the numerator of which is the number of shares of the Company’s capital stock held by the Stockholder as set forth on Exhibit A, and (ii) the denominator of which is the sum of (A) the number of shares of the Company’s capital stock held by the Stockholder, in each case after the Third Party Transfers, and (B) the Candlewood Shares (as defined in Section 16 below); and

WHEREAS, the Stockholder stands to receive a material benefit from the Merger in the form of the consideration payable in the Merger in respect of the Shares and, as a condition to entering into the Merger Agreement, Parent has required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Stockholders Agreement.

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and obligations set forth herein, and intending to be legally bound hereby, each of the parties hereto agrees as follows:

1.          Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a)          Title. As of the date hereof, such Stockholder holds of record and owns beneficially, free and clear of any Encumbrances (other than restrictions under applicable securities Laws), all of the Shares set forth opposite its name on Exhibit B hereto. Other than the Shares and those additional shares of Company stock set forth on Exhibit A, such Stockholder does not, directly or indirectly, own any shares of capital stock of the Company, any option, warrant or other right to acquire shares of capital stock of the Company or any other securities of the Company. Other than the agreements subject to the Third Party Transfers, such Stockholder is not a party to any executory written or oral agreement, contract, subcontract, lease, instrument, commitment or undertaking of any nature (“Contract”) (other than this Stockholders Agreement) that could require such Stockholder to sell, transfer or otherwise dispose of any capital stock of the Company and each Subsidiary of the Company.

(b)          Right to Vote. Such Stockholder has full legal power, authority and right to vote all of the Shares, in favor of the approval and authorization of the Merger Agreement and the principal terms of the Merger without any approval, consent, ratification, permission, waiver or authorization (including any consents of Governmental Entities) (“Consent”) of, or any other action on the part of, any other Person. Without limiting the generality of the foregoing, except as otherwise provided in this Stockholders Agreement or as set forth on Exhibit B hereto, such Stockholder has not entered into any voting agreement with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting such Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c)          Authority. Such Stockholder has full legal power, capacity, authority and right to execute and deliver, and to perform its obligations under, this Stockholders Agreement. This Stockholders Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.

(d)          Opportunity. Such Stockholder has had the opportunity to review this Stockholders Agreement and the Merger Agreement. Such Stockholder has had adequate opportunity to discuss the requirements of this Stockholders Agreement with his or her professional advisors to the extent such Stockholder has deemed necessary. Such Stockholder understands that its representations and agreements contained herein constitute a material inducement and condition to Parent and Merger Sub in entering the Merger.

(e)          No Conflicts; Consents. The execution and delivery of this Stockholders Agreement by such Stockholder does not and will not, and the performance of this Stockholders Agreement by such Stockholder will not, result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any Encumbrance on any of the Shares pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of the Shares are bound or affected as of the date of this Stockholders Agreement. The execution and delivery of this Stockholders Agreement by such Stockholder does not and will not, and the performance of this Stockholders Agreement by such Stockholder will not, require any Consent of any Person.

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(f)          Due Organization.

(i)          If such Stockholder is an Entity: (A) such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction under which such Stockholder is organized; (B) the execution, delivery and performance of this Stockholders Agreement by such Stockholder has been duly authorized by all necessary action on the part of the board of directors of such Stockholder or other Persons performing similar functions; and (C) the execution and delivery of this Stockholders Agreement by such Stockholder does not and will not, and the performance of this Stockholders Agreement by such Stockholder will not, (I) result in or constitute any breach of or default under the partnership agreement or any of the other organizational documents of such Stockholder, or (II) require the approval of holders of voting or equity interests in Stockholder, other than any approval already obtained, except in each case as will not adversely affect the ability of such Stockholder to perform its obligations hereunder in any material respect or to consummate the transactions contemplated hereby in a timely manner.

(ii)          If such Stockholder is an executor of an estate or trustee of a trust: (A) such Stockholder is the sole executor or trustee of such estate or trust; (B) such Stockholder has the sole power and authority to act on behalf of and bind such estate or trust; and (C) the execution and delivery of this Stockholders Agreement by such Stockholder does not and will not, and the performance of this Stockholders Agreement by such Stockholder will not, (I) result in or constitute any breach of or default under the will, trust agreement or other document relating to such estate or trust, or (II) require the approval of any beneficiary of such estate or trust, other than any approval already obtained.

(g)          Accuracy of Representations and Warranties. All of such Stockholder's representations and warranties contained in this Stockholders Agreement will be accurate on the Closing as if made on and as of the Closing, provided, however, that Exhibits A and B may be updated as of Closing to reflect the consummation of the Third Party Transfers and/or transfers of shares or Shares permitted pursuant to the terms of this Stockholders Agreement.

2.          Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(a)          Authority. Parent has full legal power, capacity, authority and right to execute and deliver, and to perform its obligations under, this Stockholders Agreement. This Stockholders Agreement has been duly and validly authorized, executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms.

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3.          Stockholder Covenants. Until the termination of this Stockholders Agreement in accordance with Section 8(b), the Stockholder hereby agrees as follows:

(a)          Restrictions on Transfer. Such Stockholder agrees that, except for the Third Party Transfers, during the period from the Execution Date of the Merger Agreement through the Effective Time (the “Pre-Closing Period”), such Stockholder shall not directly or indirectly sell or otherwise transfer or dispose of, or pledge or otherwise permit to be subject to any Encumbrance (other than the Merger Agreement), any of the Shares, or any direct or indirect beneficial interest therein, unless such proposed transferee agrees, pursuant to a written agreement in form and content reasonably satisfactory to Parent, to be bound by, and comply with, the terms and provisions of this Stockholders Agreement in its entirety (subject to any necessary name or like changes) with respect to such transferred Shares.

(b)          Agreement to Vote. Such Stockholder agrees that, following the execution and delivery of the Merger Agreement, such Stockholder shall vote the Shares at regular or special meetings of stockholders of the Company, including adjournments thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought (i) with respect to the Merger and the Merger Agreement, in favor of any proposal to approve the Merger Agreement and the Merger and (ii) with respect to all other proposals submitted to the stockholders of the Company, which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement, in such manner as Parent may direct. Such Stockholder agrees not to withdraw any such vote and not to take any other action that is inconsistent with such Stockholder’s obligation to vote in favor of approval of the Merger Agreement and the Merger or that may have the effect of delaying or interfering with the Merger.

(c)          Market Stand-Off Agreement. Except as provided herein, such Stockholder will not, without the prior written consent of Parent, directly or indirectly offer, sell or contract or grant any option to sell, or otherwise dispose of (including short sales, sales against the box and/or other hedging or derivative transactions), pledge or transfer 100% of the shares of Parent Stock acquired by such Stockholder (including any Parent Voting Common Stock into which any Parent Non-Voting Common Stock is converted) pursuant to the terms of the Merger Agreement in exchange for the Shares (the “Restricted Merger Consideration Shares”) for a period commencing on the Closing Date and continuing through (i) the 30th day thereafter, after which an aggregate of 25% of the Restricted Merger Consideration Shares shall be released from the foregoing restrictions, (ii) the 60th day thereafter, after which an aggregate of 50% of the Restricted Merger Consideration Shares shall be released from the foregoing restrictions, (iii) the 90th day thereafter, after which an aggregate of 75% of the Restricted Merger Consideration Shares shall be released from the foregoing restrictions, and (iv) the 120th day thereafter, after which an aggregate of 100% of the Restricted Merger Consideration Shares shall be released from the foregoing restrictions. The foregoing sentence shall not apply to (A) transfers of Restricted Merger Consideration Shares to immediate family members or trusts, partnerships, limited liability companies or other entities for the benefit of such family members, (B) transfers of Restricted Merger Consideration Shares to a wholly-owned subsidiary, parent, general partner, limited partner, retired partner, member or retired member of the undersigned, or (C) transfers of Restricted Merger Consideration Shares by such Stockholder in non-public transactions; provided, however, that in each case, (1) such transferee takes such Restricted Merger Consideration Shares subject to all of the provisions of this Stockholders Agreement, and (2) no filing by any party (transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer of Restricted Merger Consideration Shares.

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(d)          No Actions. From and after the date hereof, except as otherwise permitted by this Stockholders Agreement, such Stockholder will not commit any act that would reasonably be expected to restrict or otherwise adversely affect in any material respect Stockholder’s legal power, authority and right to vote all of the Shares. Without limiting the generality of the foregoing, except as required by this Stockholders Agreement, from and after the date hereof, such Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any Contract with any Person limiting or affecting such Stockholder’s legal power, capacity, authority or right to vote the Shares in favor of the Merger Agreement and the Merger.

(e)          No Solicitation. Such Stockholder shall not, nor shall it authorize or permit any officer, director, employee of such Stockholder or instruct any investment banker, financial advisor, attorney or other advisor or representative of such Stockholder to, directly or indirectly (i) solicit, initiate, or encourage the submission of, any Company Takeover Proposal, (ii) enter into any agreement with respect to or approve or recommend any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to the Company or any Subsidiary in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal. For the avoidance of doubt, the Stockholder may discuss any matters or information relating to the Company, any Subsidiary or any actual or potential Company Takeover Proposal with any of the partners, members, officers, directors, employees, advisors (including investment advisers), attorneys and other agents and representatives of (x) such Stockholder, (y) certain investment funds for which Candlewood Investment Group, LP or one or more of its Affiliates provides investment advice (collectively, the “Candlewood Entities”) or (z) the Company; provided, that the Stockholder complies with its obligations under this Section 3(e).

(f)          Public Announcements. During the Pre-Closing Period, except as may be required under applicable Law, such Stockholder shall not (and such Stockholder shall not permit any of its representatives to) issue any press release or make any public statement regarding this Stockholders Agreement, the Merger Agreement or the Merger, or regarding any of the other transactions contemplated by this Stockholders Agreement or the Merger Agreement, without Parent's prior written consent. Unless made available to the public by the Stockholder or its Affiliate, the foregoing shall not apply or otherwise restrict investor communications between the Stockholder and its investors.

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(g)          Exercise of Drag-Along. With respect to the Shares, such Stockholder, simultaneously with the Candlewood Entities, hereby agrees to exercise its drag-along rights under Article 6 of the Aventine Stockholders Agreement in favor of the Merger Agreement and the Merger. Pursuant to such exercise, such Stockholder shall furnish, together with the Candlewood Entities, a Sale Notice (as such term is defined in the Aventine Stockholders Agreement) to all other stockholders of the Company party to the Aventine Stockholders Agreement in accordance with the terms thereof. Furthermore, at the reasonable request of Parent or Company, such Stockholder agrees to execute such additional instruments and other writings, and take such other action, as Parent or Company may reasonably request to effect or evidence the performance of Article 6 of the Aventine Stockholders Agreement in connection with the Merger.

4.          Waiver of Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, (a) any dissenters' rights or any similar right relating to the Merger that Stockholder may have by virtue of, or with respect to, all of its shares of capital stock of the Company, and (b) any right to object to the manner in which the consideration to be paid to the Stockholder of the Company in connection with the Merger is to be calculated or paid pursuant to the Merger Agreement, or the nature or amount of consideration to be paid to Stockholder or any other stockholder of the Company pursuant to the Merger Agreement.

5.          Parent Covenants. Until the termination of this Stockholders Agreement in accordance with Section 8(b), Parent hereby agrees not to consent to or permit the amendment of Section 6.13(b) of the Merger Agreement without the prior consent of the Stockholder.

6.          Action in Stockholder Capacity Only. No Stockholder makes an agreement or understanding herein in such Stockholder’s capacity as a director, officer or employee of the Company. The Stockholder is executing this Stockholders Agreement solely in such Stockholder’s capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in such Stockholder's capacity as an officer, director or employee of the Company.

7.          Additional Shares. For the avoidance of doubt, if, after the date hereof, the Stockholder acquires beneficial or record ownership of any additional shares of capital stock of the Company (any such shares, “Additional Shares”), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of the Company or through any stock dividend or stock split, the provisions of this Stockholders Agreement applicable to the Shares shall not be applicable to such Additional Shares; provided, however, that the provisions of Section 4 of this Stockholders Agreement shall apply to any Additional Shares.

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8.          Amendments; Termination.

(a)          This Stockholders Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)          This Stockholders Agreement shall terminate upon the first to occur of (i) the Closing Date, (ii) the date of any material modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof, (iii) the valid termination of the Merger Agreement in accordance with its terms, and (iv) the mutual written consent of all of the parties hereto. Upon due termination of this Stockholders Agreement, no party shall have any further obligations or liabilities under this Stockholders Agreement; provided, however, that: (x) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any representation, warranty, covenant or obligation of the Stockholder contained in this Stockholders Agreement; and (y) subject to Section 16, the Stockholder shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 7 (excluding the proviso therein), 8, 9, 11 through 15 and 17 through 19 of this Stockholders Agreement; and (z) if this Stockholders Agreement terminates as a result of the occurrence of the Closing Date, the Stockholder shall, in all events, remain bound by and continue to be subject to the provisions set forth in the Sections referenced in subsection (y) above and Sections 3(c), 4 and 7 (including the proviso therein).

9.          Severability. If any term or other provision of this Stockholders Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Stockholders Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Stockholders Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Stockholders Agreement may be consummated as originally contemplated to the fullest extent possible. If the parties fail to so agree within ten (10) Business Days of such determination that any term or other provision is invalid, illegal or incapable of being enforced, such holding shall not affect the validity or enforceability of any other aspect hereof (or of such provision in another jurisdiction) and the parties agree and hereby request that the court or arbitrator(s) make such valid modifications to (or replacement of, if necessary) the invalid provision as are necessary and reasonable to most closely approximate the parties' intent as evidenced hereby as a whole.

10.          Execution in Counterparts; Exchanges by Facsimile or Electronic Transmission. This Stockholders Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures hereto and thereto were upon the same instrument. The exchange of a fully executed Stockholders Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms of this Stockholders Agreement.

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11.          Specific Performance. The parties hereto agree that the failure for any reason of the Stockholder to perform any of Stockholder’s covenants or obligations under this Stockholders Agreement will cause irreparable harm or injury to Parent with respect to which money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that, in seeking to enforce this Stockholder Agreement against the Stockholder, Parent shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy available at law, in equity or otherwise.

12.          Governing Law; Submission to Jurisdiction.

(a)          This Stockholders Agreement shall be construed in accordance with, and governed in all respects by, the internal Laws of the State of Delaware (without giving effect to principles of conflicts of laws which would result in the application of the Law of any other jurisdiction). Any action, suit or proceeding relating to this Stockholders Agreement or the enforcement of any provision of this Stockholders Agreement may be brought or otherwise commenced in any state or federal court located in Wilmington, Delaware. Each party to this Stockholders Agreement: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (ii) agrees that each state and federal court located in Wilmington, Delaware shall be deemed to be a convenient forum; (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or proceeding commenced in any state or federal court located in Wilmington, Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Stockholders Agreement or the subject matter of this Stockholders Agreement may not be enforced in or by such court; and (iv) waives such party’s right to trial by jury.

(b)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STOCKHOLDERS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(b).

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13.          Successors and Assigns. This Stockholders Agreement shall be binding upon: Parent and its successors and assigns (if any); the Stockholder and the Stockholder’s heirs, executors, personal representatives, successors and assigns (if any). This Stockholders Agreement shall inure to the benefit of Parent and its respective successors and assigns (if any). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Parent may assign this Stockholders Agreement or any of the rights, interests hereunder to an affiliate of Parent or to any financing sources.

14.          Entire Agreement. This Stockholders Agreement and the Merger Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

15.          Notices. Any notice or other communication required or permitted to be delivered to any party under this Stockholders Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent, to:

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Attention: Christopher W. Wright, Esq., General Counsel
Email: cwright@pacificethanol.com
Facsimile No.: (916) 403-2785

with copy to:

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, CA 92614
Attention: Larry A. Cerutti, Esq.
Email: larry.cerutti@troutmansanders.com
Facsimile No.: (949) 622-2739

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If to the Stockholder, to the address set forth beneath the Stockholder’s name on the signature page hereto with copy to:

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010
Attention: Ashwinee Sawh
Email: Americas.loandocs@credit-suisse.com

16.          Condition to Effectiveness. This Stockholders Agreement shall not be effective and shall be of no force or effect until (a) the Merger Agreement is executed by all parties thereto, (b) this Agreement is executed by all parties hereto and (c) such time as the Candlewood Entities have executed an agreement substantially identical to this Stockholders Agreement with respect to all shares of the Company’s capital stock beneficially held by such Candlewood Entities, after giving effect to the Third Party Transfers (collectively, the “Candlewood Shares”), pursuant to which the Candlewood Entities agree to vote their respective Pro Rata Share of an aggregate 51% of the issued and outstanding shares of capital stock of the Company (together with the Shares) in favor of the Merger Agreement and the Merger.

17.          No Ownership Interest. Except as otherwise expressly provided herein, nothing contained in this Stockholders Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Shares, except as otherwise expressly provided herein.

18.          Reserved.

19.          Definitions.

“Aventine Stockholders Agreement” means that certain Stockholders Agreement dated as of September 24, 2012 by and among Aventine Renewable Energy Holdings, Inc. and certain investors and stockholders party thereto.

“Encumbrance” means, except (i) as provided in the ordinary course with the Stockholder’s prime broker, or (ii) pursuant to the Aventine Stockholders Agreement, any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

[Remainder of Page Intentionally left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER
    Name: Neil M. Koehler

    Title: Chief Executive Officer

STOCKHOLDER: Credit Suisse Securities (USA) LLC

By: /s/ NORMAN PARTON

    Name: Norman Parton

                Authorized Signatory

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EXHIBIT A

All Company capital stock held by Stockholder

	December 30,2014	Post-Third Party Transfers	Third Party Transfers
TOTAL held by Stockholder	1,862,023	2,792,031	930,008

Credit Suisse Securities (USA) LLC	1,862,023	2,792,031	930,008

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EXHIBIT B

All Shares held by Stockholder

TOTAL held by Stockholder	1,946,696

Credit Suisse Securities (USA) LLC	1,946,696
Candlewood Entities	5,299,342[1]

Total	7,246,038	51.0%
	14,207,917

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1 As provided by Candlewood Investment Group, LP. Stockholder does not represent or warrant as to the accuracy of the Candlewood Entities’ holdings.

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